Exhibit 99.1

NEWS RELEASE

Nabors Announces Offering of Senior Guaranteed Notes

HAMILTON, Bermuda, Jan. 6, 2020 /PRNewswire/-- Nabors Industries Ltd. (NYSE: NBR) (“Nabors”) announced today that it has commenced an offering of senior guaranteed notes due 2026 (the “2026 Notes”) and senior guaranteed notes due 2028 (the “2028 Notes” and together with the 2026 Notes, the “notes”). The notes will be fully and unconditionally guaranteed by certain of Nabors’ indirect wholly-owned subsidiaries consisting of Nabors Industries, Inc. (“NII”), Nabors Drilling Holdings Inc., Nabors International Finance Inc., Nabors Lux Finance 1, Nabors Global Holdings Ltd. and Nabors Holdings Ltd.

The notes will be senior unsecured obligations of Nabors and will rank pari passu in right of payment with all of Nabors’ existing and future senior obligations. The guarantees of the notes will be senior unsecured obligations of the guarantors and will rank pari passu in right of payment with all of the guarantors’ existing and future senior obligations.

Nabors intends to use the net proceeds from this offering to fund NII’s offer to repurchase, for an aggregate purchase price of up to $800 million NII’s 5.50% senior notes due 2023, 4.625% senior notes due 2021, 5.10% senior notes due 2023 and 5.00% senior notes due 2020 in the tender offers and consent solicitations for such notes announced today, and will use the remaining proceeds for the repayment of debt and other general corporate purposes.

The notes will be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act and applicable exemptions from registration, prospectus or like requirements under the laws and regulations of the relevant jurisdictions outside the United States. The notes will not be registered under the Securities Act and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will also not be registered in any jurisdiction outside of the United States and no action or steps will be taken to permit the offer of the notes in any such jurisdiction where any registration or other action or steps would be required to permit an offer of the notes.

The notes will not be offered or sold in any such jurisdiction except pursuant to an exemption from, or in a transaction not subject to, the relevant requirements of laws and regulations of such jurisdictions.

NEWS RELEASE

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities of Nabors or its subsidiaries, nor shall there be any offer, solicitation or sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release shall not constitute an offer to purchase any notes in the tender offers described above. Any such offer shall be made solely by means of the related Offer to Purchase and Consent Solicitation Statement.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. Nabors does not undertake to update these forward-looking statements.

About Nabors Industries

Nabors (NYSE: NBR) owns and operates one of the world's largest land-based drilling rig fleets and provides offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. Leveraging our advanced drilling automation capabilities, Nabors highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Media Contacts:

For further information regarding Nabors, please contact Dennis A. Smith, Senior Vice President of Corporate Development & Investor Relations, +1 281-775-8038 or William C. Conroy, Senior Director of Corporate Development & Investor Relations, +1 281-775-2423.  To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com.

SOURCE Nabors Industries Ltd.